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                                                                    EXHIBIT 23.1

             Consent of Independent Accountants, Ernst & Young LLP

We consent to the reference to our firm under the caption "Experts" and to the use of our report March 9, 2001 in the Registration Statement (Form S-3) and related Prospectus of EXCO Resources, Inc. for the registration of 200,000 shares of its common stock.

                                             /s/ Ernst & Young LLP


Dallas, Texas
September 25, 2001